UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2016

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, the Company adopted a new Callaway Golf Company Deferred Compensation Plan (the “Plan”). The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to be an unfunded “top hat” plan which is maintained primarily to provide deferred compensation benefits for a select group of our “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to therefore be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include base salary, annual cash bonus awards, sign-on cash bonus awards, commissions, long term cash incentive compensation, stock unit awards and/or any other payments designated as eligible for deferral under the Plan from time to time.

Employees at a vice president level or above, including our executive officers, who are notified regarding their eligibility to participate and delivered the Plan enrollment materials are eligible to participate in the Plan (“Participants”). Under the Plan, we will provide Participants with the opportunity to make annual elections to defer a specified percentage of up to 80% of their eligible cash compensation and up to 100% of their stock unit awards. Elective deferrals of cash compensation are withheld from a Participant’s paycheck and credited to a bookkeeping account established in the name of the Participant. The Participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. Elective deferrals of stock unit awards are credited to a bookkeeping account established in the name of the Participant with respect to an equivalent number of shares of our common stock, and such credited shares are subject to the same vesting conditions as are applicable to the stock unit award subject to the election. We may also make discretionary contributions to Participants’ accounts in the future. Any discretionary contributions made by us in the future will be subject to such vesting arrangements as we may determine.

Amounts contributed to a Participant’s account through elective deferrals of cash compensation or through our discretionary contributions are generally not subject to income tax, and we do not receive a deduction, until they are distributed pursuant to the Plan. However, cash deferrals are subject to the Federal Insurance Contributions Act tax imposed under Sections 3101 and 3121(v)(2) of the Code at the time of deferral (the “FICA tax”). Deferrals of stock unit awards and discretionary company contributions are subject to the FICA tax at the time the stock unit awards or company contributions vest, but are not subject to income tax, and we do not receive a deduction, until shares of our common stock are distributed pursuant to the Plan.

At the time of deferral, with respect to the allocation of the cash compensation deferral amounts credited to their bookkeeping accounts, Participants may select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investment funds. However, deferrals of stock unit awards under the Plan are deemed rights to receive an issuance of our common stock and may not be deemed allocated to any investment fund.

Under the Plan, we will be obligated to deliver on a future date deferred cash compensation credited to the Participant’s account, adjusted for any positive or negative investment results from the phantom investment alternatives selected by the Participant under the Plan, or with respect to deferrals of restricted stock units, an issuance of shares of our common stock (each, an “Obligation” and collectively, the “Obligations”). The Obligations are unfunded, unsecured general obligations of us and rank in parity with other unsecured and unsubordinated indebtedness of us, subject to the claims of our general creditors. The Obligations are not transferable except upon death of the Participant.

With respect to the portion of the bookkeeping account allocated to an investment fund, each Obligation will be payable in cash, commencing upon a distribution date or permitted payment event selected by the Participant at the time of deferral. The portion of the bookkeeping account allocated to deferrals of restricted stock units will be payable in an issuance of shares of our common stock, commencing upon a distribution date or permitted payment event selected by the Participant at the time of deferral.

Payments will be distributed in connection with either the Participant’s separation of service, a change in control of Callaway or a selected specified distribution date or dates, depending upon the distribution election made by the Participant at the time of deferral. For amounts elected for distribution upon a specified date, Participants may elect the form of payment as a single lump sum payment or annual installment payments of up to five years. However, if a Participant’s service with us terminates prior to the selected specified distribution date or dates, payment will instead be made or commence in connection with such separation from service. Participants may elect the form of payment as a lump sum or annual installments of up to fifteen years for distributions to be made upon the Participant’s separation from service due to retirement, which means a separation from service after the Participant has attained age 55 and has at least five years of service with Callaway. Any distribution triggered by a separation from service that occurs prior to the Participant’s retirement will be paid in a single lump sum.

Participant may elect to “re-defer” their original elected scheduled payment dates and retirement distribution elections, including whether the payment will be made in the form of a lump sum or a specified number of installments, but only if the timing of such re-deferral election complies with the requirements of Section 409A of the Code, including the requirement that the first scheduled payment date is deferred for at least an additional five years. Depending upon the Participant’s prior deferral and re-deferral elections, payments triggered by a separation from service may commence five or more years following such separation of service, as specified in the Plan, but in all cases will not be payable any earlier than six months and one day following the date of separation from service. Additionally, if a Participant’s service terminates with us due to death or disability, or the Participant is receiving installment payments and dies or becomes disabled prior to payment of all the installments, the Obligation will become immediately payable in a single lump sum.

In addition, Participants may be entitled to receive payments through certain unforeseeable emergency withdrawals. Payments scheduled to be made under the Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Code.

A committee appointed by our Chief Executive Offer administers the Plan. We can amend or terminate the Plan at any time, but no such action shall unilaterally reduce a Participant’s account balance without his or her consent prior to the date of such action. However, we may adopt any amendments to the Plan that we deem necessary or appropriate to preserve the intended tax treatment of the Plan benefits or to otherwise comply with the requirements of Section 409A of the Code and related guidance.

A copy of the Plan is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1	Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Deferred Compensation Plan.